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                                                                   EXHIBIT 10.21


                        FINANCING AND SECURITY AGREEMENT


         THIS FINANCING AND SECURITY AGREEMENT (this "Agreement") is made this ___ day of April, 2001, by and between PEC SOLUTIONS, INC., a corporation organized under the laws of the State of Delaware (the "Borrower") and BANK OF AMERICA, N. A., a national banking association (the "Lender").


                                    RECITALS

                  A. The Borrower has applied to the Lender for certain credit facilities consisting of a revolving credit facility in the maximum principal amount of $2,500,000 and a letter of credit facility in the maximum principal amount of $3,500,000, as part of that revolving credit facility to be used by the Borrower for the Permitted Uses described in this Agreement.


                  B. The Lender is willing to make the credit facilities available to the Borrower upon the terms and subject to the conditions set forth in this Agreement.


                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1    CERTAIN DEFINED TERMS.

         As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

         "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, health-care insurance receivables, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to payment of a monetary obligation or other consideration under present or future contracts (including, without limitation, all rights (whether or not earned by performance) to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of property that has been sold, leased, licensed, assigned or otherwise disposed of, services rendered or to be rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in goods which gave rise to any or all of the foregoing, including all commercial tort claims, other claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust) Supporting Obligations, letter-of-credit rights and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all Proceeds of the foregoing.

         "Account Debtor" means any Person who is obligated on a Receivable and "Account Debtors" mean all Persons who are obligated on the Receivables.

         "Additional Borrower" means each Person that has executed and delivered an Additional Borrower Joinder Supplement that has been accepted and approved by the Lender.

         "Additional Borrower Joinder Supplement" means an Additional Borrower Joinder Supplement in substantially the form attached hereto as EXHIBIT A, with the blanks appropriately completed and executed and delivered by the Additional Borrower and the Borrower.

         "Affiliate" means, with respect to any designated Person, any other Person, (a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (c) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

         "Agreement" means this Financing and Security Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 8.2 (Amendments; Waivers).

         "Asset Disposition" means the disposition of any or all of the Assets of the Borrower or any of its Subsidiaries, whether by sale, lease, transfer or other disposition (including any such disposition effected by way of merger or consolidation) other than (a) sales of Inventory, (b) licensing of Patents, Trademarks and/or Copyrights, and (c) dispositions of worn, surplus or obsolete Equipment, all only to the extent made in the ordinary course of business.

         "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

         "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time, and any successor Laws.

         "Borrower" means each Person defined as a "Borrower" in the preamble of this Agreement and each Additional Borrower; "Borrowers" means the collective reference to all Persons defined as "Borrowers" in the preamble to this Agreement and all Additional Borrowers.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capital Expenditure" means an expenditure for Fixed or Capital Assets including, without limitation, the entering into of a Capital Lease.

         "Capital Lease" means any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet.

         "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, the Lender, any Affiliate of the Lender, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Lender and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. with maturities of six (6) months or less from the date of acquisition.

         "Closing Date" means the Business Day, in any event not later than April 30, 2001, on which the Lender shall be satisfied that the conditions precedent set forth in Section 5.1 (Conditions to Initial Advance) have been fulfilled.

         "Collateral" means all property of the Borrower subject from time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all cash and non-cash proceeds and products thereof.

         "Commitment" means the collective reference to the Revolving Credit Commitment and the Letter of Credit Commitment.

         "Committed Amount" means the Revolving Credit Committed Amount or the Letter of Credit Committed Amount, as the case may be, and "Committed Amounts" means collectively the Revolving Credit Committed Amount and the Letter of Credit Committed Amount.

         "Compliance Certificate" means a periodic Compliance Certificate described in Section 6.1.1 (Financial Statements).

         "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

         "Credit Facility" means the Revolving Credit Facility or the Letter of Credit Facility, as the case may be, and "Credit Facilities" means collectively the Revolving Credit Facility, the Letter of Credit Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

         "Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

         "Documents" means all documents of title or receipts, whether now existing or hereafter acquired or created, and all Proceeds of the foregoing.

         "Earnings" means net income, less income or loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense.

         "Enforcement Costs" means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside and allocated in-house counsel attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated Section 3.4 (Costs) and/or Section 8.8 (Enforcement Costs), and further including, without limitation, amounts paid to lessors, processors, bailees, warehousemen, sureties, judgment creditors and others in possession of or with a Lien against or claimed against the Collateral, and (c) the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Financing Documents, and/or the Collateral.

         "Equipment" means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, and all of such types of property leased by the Borrower and all of the Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase), together with all accessions, additions, fittings, accessories,

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special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and General Intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by the Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all Proceeds of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" has the meaning described in ARTICLE VII (Default and Rights and Remedies).

         "Facilities" means the collective reference to the loan, letter of credit, interest rate protection, foreign exchange risk, cash management, and other credit facilities now or hereafter provided to the Borrower by the Lender whether under this Agreement or otherwise.

         "Fees" means the collective reference to each fee payable to the Lender under the terms of this Agreement or under the terms of any of the other Financing Documents.

         "Financing Documents" means at any time collectively this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower, any Guarantor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, any of the Facilities, and/or any of the Obligations.

         "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

         "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

         "General Intangibles" means all general intangibles of every nature, whether presently existing or hereafter acquired or created, and without implying any limitation of the foregoing, further means all books and records, commercial tort claims, other claims (including without limitation all claims for income tax and other refunds), payment intangibles, Supporting Obligations, choses in action, claims, causes of action in tort or equity, contract rights, judgments, customer lists, software, Patents, Trademarks, licensing agreements, rights in intellectual property, goodwill (including goodwill of the Borrower's business symbolized by and associated with any and all Trademarks, trademark licenses, Copyrights and/or service marks), royalty payments, licenses, letter-of-credit rights, letters of credit, contractual rights, the

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right to receive refunds of unearned insurance premiums, rights as lessee under any lease of real or personal property, literary rights, Copyrights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures, general or limited partnerships, or limited liability companies or partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing, all Supporting Obligations with respect to any of the foregoing, and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all Proceeds of the foregoing.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

         "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by the Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

         "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by the Borrower or for which the Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by the Borrower, and any other contamination by Hazardous Materials for which the Borrower is, or is claimed to be, responsible.

         "Hedge Transaction" means any transaction between the Borrowers and Lender or any affiliate of Lender now existing or hereafter entered into, which provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's exposure to fluctuations in interest rates, currency valuations or commodity prices.

         "Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

         "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or

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other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person under an employee stock ownership plan or other similar employee benefit plan; (g) any obligation of such Person or a Commonly Controlled Entity to a Multi-employer Plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any Hedge Transaction; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

         "Indemnified Parties" has the meaning set forth in Section 8.17 (Indemnification).

         "Interest Coverage Ratio" means the ratio of Earnings to interest expense on all Indebtedness for Borrowed Money.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

         "Instrument" means a negotiable instrument or any other writing which evidences a right to payment of a monetary obligation and is not itself a security agreement or lease and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, and all Supporting Obligations with respect to any of the foregoing and all Proceeds with respect to any of the foregoing.

         "Investment Property" means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account and all Proceeds of, and Supporting Obligations with respect to, the foregoing.

         "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

         "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

         "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.2.1 (Letters of Credit).

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         "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Lender's then standard form of application for letter of credit or such other form as may be approved by the Lender, executed and delivered by the Borrower in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

         "Letter of Credit Commitment" means the agreement of the Lender relating to the issuance of Letters of Credit subject to and in accordance with the provisions of this Agreement.

         "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by the Borrower or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

         "Letter of Credit Facility" means the facility established by the Lender pursuant to Section 2.2 (Letter of Credit Facility).

         "Letter of Credit Facility Expiration Date" means April 30, 2003.

         "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.2.2 (Letter of Credit Fees).

         "Letter of Credit Note" has the meaning described in Section 2.2.5 (Payments of Letters of Credit).

         "Letter of Credit Obligations" means the collective reference to all Obligations of the Borrower with respect to the Letters of Credit and the Letter of Credit Agreements.

         "Letter-of-credit right" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

         "Letter of Credit Termination Date" means the earlier of (a) the Letter of Credit Facility Expiration Date, or (b) the date on which the Letter of Credit Commitment is terminated pursuant to Section 7.2 (Remedies) or otherwise.

         "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

         "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, financing statement, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or other remedy, claim, charge, control over or interest of any kind in real or personal property securing any indebtedness, duties, obligations, and liabilities owed to, or a claimed to be owed


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to, a Person, all whether perfected or unperfected, avoidable or unavoidable, based on the common law, statute or contract or otherwise, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

         "Loan" means each of the Revolving Loan.

         "Loan Notice" has the meaning described in Section 2.1.2 (Procedure for Making Advances).

         "Maximum Rate" has the meaning described in Section 2.3.4 (Maximum Interest Rate).

         "Multi-employer Plan" means a Plan that is a Multi-employer plan as defined in Section 4001(a)(3) of ERISA.

         "Note" means the Revolving Credit Note or the Letter of Credit Note, as the case may be, and "Notes" means collectively the Revolving Credit Note and the Letter of Credit Note, and any other promissory note which may from time to time evidence all or any portion of the Obligations.

         "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Loan, any Hedge Transaction and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), letter of credit reimbursement obligations, letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender of any nature whatsoever, regardless of whether such indebtedness, duties, obligations, and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such indebtedness, duties, obligations, and liabilities.

         "Outstanding Letter of Credit Obligations" has the meaning described in
Section 2.2.3 (Terms of Letters of Credit).

         "PBGC" means the Pension Benefit Guaranty Corporation.

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         "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested Taxes and enforcement of a Lien, (ii) the Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens securing the Obligations; (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral; and (e) such other Liens, if any, as are set forth on SCHEDULE
4.1.16 attached hereto and made a part hereof.

         "Permitted Uses" means the payment of expenses incurred in the ordinary course of the Borrower's business.

         "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

         "Plan" means any pension plan that is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

         "Prime Rate" means the rate of interest publicly announced from time to time by the Lender as its prime rate. It is a rate set by the Lender based upon various factors including the Lender's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, the Lender may price loans at, above, or below such announced rate. Any changes in the Prime Rate shall take effect on the day specified in the public announcement of such change.

         "Post-Default Rate" means the Prime Rate in effect from time to time, plus three percent (3%) per annum.

         "Prepayment" means a Revolving Loan Optional Prepayment as the case may be, and "Prepayments" mean collectively all Revolving Loan Optional Prepayments.

         "Proceeds" has the meaning described in the Uniform Commercial Code as in effect from time to time.

         "Receivable" means one of the Borrower's now owned and hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments; and "Receivables" means all of the Borrower's now or hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, and all cash and non-cash proceeds and products thereof.

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         "Registered Organization" means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

         "Responsible Officer" means the chief executive officer of the Borrower or the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

         "Revolving Credit Commitment" means the agreement of the Lender relating to the making of the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.

         "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

         "Revolving Credit Committed Amount" has the meaning described in
Section 2.1.1 (Revolving Credit Facility).

         "Revolving Credit Expiration Date" means April 30, 2003.

         "Revolving Credit Facility" means the facility established by the Lender pursuant to Section 2.1 (Revolving Credit Facility).

         "Revolving Credit Note" has the meaning described in Section 2.1.3 (Revolving Credit Note).

         "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitment is terminated pursuant to Section 7.2 (Remedies) or otherwise.

         "Revolving Credit Fee" and "Revolving Credit Fees" have the meanings described in Section 2.1.6 (Revolving Credit Fee).

         "Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

         "Revolving Loan Account" has the meaning described in Section 2.1.5 (Revolving Loan Account).

         "Revolving Loan Optional Prepayment" and "Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.4 (Optional Prepayment of Revolving Loan).

         "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar

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instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified.

         "State" means the Commonwealth of Virginia.

         "Subordinated Indebtedness" means all Indebtedness, incurred at any time by the Borrower, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Lender in its sole and absolute discretion.

         "Subsidiary" means any corporation the majority of the voting shares of which at the time are owned directly by the Borrower and/or by one or more Subsidiaries of the Borrower.

         "Supporting Obligation" means a Letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

         "Tangible Net Worth" means the value of Borrower's total assets (including leaseholds and leasehold improvements but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, deferred receivables, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers of Borrower) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets but excluding Subordinated Indebtedness.

         "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on the Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

         "Total Liabilities" means the aggregate of (a) current Liabilities and
(b) long term Liabilities.

         "Total Liabilities to Tangible Net Worth Ratio" means for the date of any determination thereof the ratio of (a) Total Liabilities minus the non-current portion of Subordinated Indebtedness to (b) Tangible Net Worth.

         "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

         "Wholly Owned Subsidiary" means any domestic United States corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by the Borrower and/or by one or more Wholly Owned Subsidiaries of the Borrower.

         Section 1.2    ACCOUNTING TERMS AND OTHER DEFINITIONAL PROVISIONS.

         Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person. All terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.


                                   ARTICLE II
                              THE CREDIT FACILITIES

         Section 2.1    THE REVOLVING CREDIT FACILITY.
                        2.1.1    REVOLVING CREDIT FACILITY.

                        Subject to and upon the provisions of this Agreement, the Lender establishes a revolving credit facility in favor of the Borrower. The aggregate of all advances under the Revolving Credit Facility is sometimes referred to in this Agreement collectively as the "Revolving Loan".

                        The principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) is the "Revolving Credit Committed Amount". If at any time the unpaid principal balance of the Revolving Loan exceeds the Revolving Credit Committed Amount in effect from time to time, the Borrower shall pay such excess to the Lender ON DEMAND.

                        Unless sooner paid, the unpaid Revolving Loan, together with interest accrued and unpaid thereon, and all other Obligations shall be due and payable in full on the Revolving Credit Expiration Date.

                        2.1.2 PROCEDURE FOR MAKING ADVANCES UNDER THE REVOLVING LOAN; LENDER PROTECTION LOANS.

                        The Borrower may borrow under the Revolving Credit Facility on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of the Borrower with the Lender (or an Affiliate of the Lender) or shall be otherwise applied as directed by the Borrower, which direction the Lender may require to be in writing. No later than 10:00 a.m. (Eastern Time) on the date of the requested borrowing, the Borrower shall give the Lender oral or written notice (a "Loan Notice") of the amount and (if requested by the Lender) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Borrower within three (3) Business Days after the making of the requested advance under the Revolving Loan. Each Loan Notice shall be irrevocable.

                        In addition, the Borrower hereby irrevocably authorizes the Lender at any time and from time to time, without further request from or notice to the Borrower, to make advances under the Revolving Loan, which the Lender, in its sole and absolute discretion, deems necessary or appropriate to protect the interests of the Lender under this Agreement, including, without limitation, advances and reserves under the Revolving Loan made to cover debit balances in the Revolving Loan Account, principal of, and/or interest on, any Loan, the Obligations (including, without limitation, any Letter of Credit Obligations), and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan that the Lender may advance or reserve hereunder exceeds the Total Revolving Credit Committed Amount or the Borrowing Base. The Lender shall provide the Borrower written notice of any advances made under this paragraph as soon as reasonably practicable after the making of the advance.

                        2.1.3    REVOLVING CREDIT NOTE.

                        The obligation of the Borrower to pay the Revolving Loan, with interest, shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Revolving Credit Note") substantially in the form of EXHIBIT B-1 attached hereto and made a part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. The Borrower acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the face amount of the Revolving Credit Note, the excess shall bear interest rates provided from time to time for advances under the Revolving Loan evidenced by the Revolving Credit Note and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

                        2.1.4    OPTIONAL PREPAYMENTS OF REVOLVING LOAN.

                        The Borrower shall have the option, at any time and from time to time, to prepay (each a "Revolving Loan Optional Prepayment" and collectively the "Revolving Loan Optional Prepayments") the Revolving Loan, in whole or in part without premium or penalty.

                        2.1.5    REVOLVING LOAN ACCOUNT.

                        The Lender will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Lender will (a) DEBIT
(i) the principal amount of each advance of the Revolving Loan made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrower to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) CREDIT all payments made by the Borrower to the Lender on account of the Revolving Loan as of the date made. The Lender may debit the Revolving Loan Account for the amount of any Item of Payment that is returned to the Lender unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be final, binding and conclusive upon the Borrower in all respects, absent manifest error, unless the Lender receives specific written objection thereto from the Borrower within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Lender.

                        2.1.6    REVOLVING CREDIT FEE.

                        The Borrower shall pay to the Lender an annual revolving credit facility fee (collectively, the "Revolving Credit Fees" and individually, a "Revolving Credit Fee") in an amount equal to Five Thousand Dollars ($5,000). The accrued and unpaid portion of the Revolving Credit Fee shall be paid by the Borrower to the Lender quarterly in equal payments of $1,250 each on the first day of each quarter, commencing on the first such date following the date hereof. The Lender is authorized to deduct any payment due hereunder from the Borrower's account #00000000079225641 issued by the Lender, on or after the date the payment is due.

         Section 2.2    THE LETTER OF CREDIT FACILITY.

                        2.2.1    LETTERS OF CREDIT.

                        Subject to and upon the provisions of this Agreement, and inclusive of letters of credit issued and outstanding as of the date hereof and more particularly described on SCHEDULE 2.2.1, the Borrower may obtain standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Lender from time to time from the Closing Date until the Business Day preceding the Letter of Credit Termination Date in the aggregate face amount not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000).

                        2.2.2    LETTER OF CREDIT FEES.

                        Prior to or simultaneously with the opening of each Letter of Credit, the Borrower shall pay to the Lender, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to the greater of (a) one and one half of one percent (1-1/2%) per annum of the amount of the Letter of Credit or (b) $300. Prior to or simultaneously with the renewal of a Letter of Credit, the Borrower shall pay to the Lender, a fee equal to the greater of (a) one percent (1%) per annum of the amount of the Letter of Credit or (b) $300. In addition, the Borrower shall pay to the Lender any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement; such additional fees are included in and a part of the "Fees" payable by the Borrower under the provisions of this Agreement. The Lender is authorized to deduct any payment due hereunder from the Borrower's account #00000000079225641 issued by the Lender, on or after the date the payment is due.

                        2.2.3    TERMS OF LETTERS OF CREDIT.

                        Each Letter of Credit shall be opened pursuant to a Letter of Credit Agreement. If any Letter of Credit has an expiration date later than the Business Day preceding the Letter of Credit Termination Date, as of the Business Day preceding the Letter of Credit Termination Date an advance of the Letter of Credit Facility shall be made by the Lender in the face amount of such Letter of Credit (or Letters of Credit) and the Proceeds thereof shall be deposited in an account titled in the name of the Lender as trustee for the Borrower. The proceeds of the trustee account referred to in the immediately preceding sentence shall be held as collateral for the Letter of Credit (or Letters of Credit) and in the event of a draw under the Letter of Credit (or Letters of Credit), used to pay any such draw. The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Lender, is herein called the "Outstanding Letter of Credit Obligations".

                        2.2.4    PROCEDURE FOR LETTERS OF CREDIT.

                        The Borrower shall give the Lender written notice at least three (3) Business Days prior to the date on which a Letter of Credit is requested to be opened of their request for a Letter of Credit. Such notice shall be accompanied by a duly executed and delivered Letter of Credit Agreement. Upon receipt of the Letter of Credit Agreement and the Letter of Credit Fee, the Lender shall process such Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

                        2.2.5    PAYMENTS OF LETTERS OF CREDIT.

                        The Borrower hereby promises to pay to the Lender, ON DEMAND and in United States Dollars, the following which are herein collectively referred to as the "Current Letter of Credit Obligations":

                                 (a)  the amount which the Lender has paid or
          will be required to pay under each draft or draw on a Letter of Credit, whether such demand be in advance of the Lender's payment or for reimbursement for such payment;

                                 (b)  any and all reasonable charges and
          expenses which the Lender may pay or incur relative to the Letter of Credit and/or such draws or drafts; and

                                 (c) interest on the amounts described in (a) and (b) not paid by the Borrower as and when due and payable under the provisions of (a) and (b) above from the day the same are due and payable until paid in full at the rate per annum stated in the Letter of Credit Note.

                        In addition, the Borrower hereby promises to pay any and all other Letter of Credit Obligations as and when due and payable in accordance with the provisions of this Agreement, the Letter of Credit Note and the Letter of Credit Agreements. The obligation of the Borrower to pay the Current Letter of Credit Obligations and all other Letter of Credit Obligations, with interest, shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Letter of Credit Note") substantially in the form of EXHIBIT B-2 attached hereto and made a part hereof, with appropriate insertions. The Letter of Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Letter of Credit Note, and shall be in the principal amount of the Letter of Credit Committed Amount. The Lender is authorized to deduct any payment due under the Letter of Credit Note from the Borrower's account #00000000079225641 issued by the Lender, on or after the date the payment is due.


                           The obligation of the Borrower to pay Current Letter
of Credit Obligations and all other Letter of Credit Obligations shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other account party may have or have had against the beneficiary of such Letter of Credit, the Lender, or any other Person, including, without limitation, any defense based on the failure of any draft or draw to conform to the terms of such Letter of Credit, any draft or other document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit, any draft or other documents presented with any draft, any Letter of Credit Agreement, this Agreement, or any of the other Financing Documents, all whether or not the Lender had actual or constructive knowledge of the same, and irrespective of any Collateral, security or guarantee therefor or right of offset with respect thereto and irrespective of any other circumstances whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for any Letter of Credit Obligations, in bankruptcy or otherwise; PROVIDED, HOWEVER, that the Borrower shall not be obligated to reimburse the Lender for any wrongful payment under such Letter of Credit made as a result of the Lender's willful misconduct or gross negligence. The obligation of the Borrower to pay the Letter of Credit Obligations shall not be conditioned or contingent upon the pursuit by the Lender or any other Person at any time of any right or remedy against any Person which may be or become liable in respect of all or any part of such obligation or against any Collateral, security or guarantee therefor or right of offset with respect thereto.

                        The Letter of Credit Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the Letter of Credit

Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Person, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, any Person, or any substantial part of such Person's property, all as though such payments had not been made.

                        2.2.6    CHANGE IN LAW; INCREASED COST.

                        If any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Lender, or (b) impose on the Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Lender of issuing, maintaining or extending the Letter of Credit or the cost to the Lender of funding any obligation under or in connection with the Letter of Credit, then, upon demand by the Lender, the Borrower shall immediately pay to the Lender from time to time as specified by the Lender, additional amounts which shall be sufficient to compensate the Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the rate of interest stated in the Letter of Credit Note. A certificate as to such increased cost incurred by the Lender, submitted by the Lender to the Borrower, shall be conclusive, absent manifest error.

                        2.2.7    GENERAL LETTER OF CREDIT PROVISIONS.

                        The Borrower hereby instructs the Lender to pay any draft complying with the terms of any Letter of Credit irrespective of any instructions of the Borrower to the contrary. The Borrower assumes all risks of the acts and omissions of the beneficiary and other users of any Letter of Credit. The Lender and its respective branches, Affiliates and/or correspondents shall not be responsible for and the Borrower hereby indemnifies and holds the Lender and its respective branches, Affiliates and/or correspondents harmless from and against all liability, loss and expense (including reasonable attorney's fees and costs) incurred by the Lender and/or their respective branches, Affiliates and/or correspondents relative to and/or as a consequence of (a) any failure by the Borrower to perform the agreements hereunder and under any Letter of Credit Agreement, (b) any Letter of Credit Agreement, this Agreement, any Letter of Credit and any draft, draw and/or acceptance under or purported to be under any Letter of Credit, (c) any action taken or omitted by the Lender and/or any of its respective branches, Affiliates and/or correspondents at the request of the Borrower, (d) any failure or inability to perform in accordance with the terms of any Letter of Credit by reason of any control or restriction rightfully or wrongfully exercised by any DE FACTO or DE JURE Governmental Authority, group or individual asserting or exercising governmental or paramount powers, and/or (e) any consequences arising from causes beyond the control of the Lender and/or any of its respective branches, Affiliates and/or correspondents.

                        Except for willful misconduct or gross negligence, the Lender and its respective branches, Affiliates and/or correspondents, shall not be liable or responsible in any respect for any (a) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with any Letter of Credit, whether transmitted by cable, telegraph, mail or otherwise and despite any cipher or code which may be employed, and/or (b) action, inaction or omission which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with any Letter of Credit.

                        Any Letter of Credit may be amended, modified or revoked only upon the receipt by the Lender from the Borrower and the beneficiary (including any transferee and/or assignee of the original beneficiary), of a written consent and request therefor.

                        If any Laws, order of court and/or ruling or regulation of any Governmental Authority of the United States (or any state thereof) and/or any country other than the United States permits a beneficiary under a Letter of Credit to require the Lender and/or any of its respective branches, Affiliates and/or correspondents to pay drafts under or purporting to be under a Letter of Credit after the expiration date of the Letter of Credit, the Borrower shall reimburse the Lender, as appropriate, for any such payment pursuant to provisions of Section 2.2.5 (Change in Law; Increased Cost).

                        Except as may otherwise be specifically provided in a Letter of Credit or Letter of Credit Agreement, the laws of the Commonwealth of Virginia and the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 shall govern the Letters of Credit. The Laws, rules, provisions and regulations of the Uniform Customs and Practice for Documentary Credits are hereby incorporated by reference. In the event of a conflict between the Uniform Customs and Practice for Documentary Credits and the laws of the Commonwealth of Virginia, the Uniform Customs and Practice for Documentary Credits shall prevail.

         Section 2.3    GENERAL FINANCING PROVISIONS.

                        2.3.1    BORROWER'S REPRESENTATIVES.

                        The Lender is hereby irrevocably authorized by the Borrower to make advances under the Loan to the Borrower pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Borrower under the provisions of the most recent "Certificate" of corporate resolutions of the Borrower on file with the Lender or who is an officer or employee of the Borrower whom a Responsible Officer from time to time authorizes in writing to do so. The Lender does not and shall not assume any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrower in connection with the Credit Facilities, any Loan or any other transaction in connection with the provisions of this Agreement.

                        2.3.2    USE OF PROCEEDS OF THE LOAN.

                        The proceeds of each advance under the Loan shall be used by the Borrower for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing. The Borrower shall use the proceeds of the Loan promptly.

                        2.3.3    COMPUTATION OF INTEREST AND FEES.

                        All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate is announced.

                        2.3.4    MAXIMUM INTEREST RATE.

                        In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the excess of
(a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrower such excess.

                        2.3.5    PAYMENTS.

                        All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrower without setoff, recoupment or counterclaim to the Lender in immediately available funds not later than 12:00 noon (Eastern Time) on the due date of such payment. All such payments shall be made to the Lender's principal office in McLean, Virginia or at such other location as the Lender may at any time and from time to time notify the Borrower. Alternatively, at its sole discretion, the Lender may charge any deposit account of the Borrower at the Lender or any Affiliate of the Lender with all or any part of any amount due to the Lender under this Agreement or any of the other Financing

Documents to the extent that the Borrower shall have not otherwise tendered payment to the Lender. All payments shall be applied first to any unpaid Fees, second to any and all accrued and unpaid late charges and Enforcement Costs, third to any and all accrued and unpaid interest on the Obligations, and then to the then unpaid principal balance of the Obligations, all in such order and manner as shall be determined by the Lender in its sole and absolute discretion. The Lender is authorized to deduct any payment due hereunder from the Borrower's account #00000000079225641 issued by the Lender, on or after the date the payment is due.

                        2.3.6    LIENS; SETOFF.

                        The Borrower hereby grants to the Lender as additional collateral and security for all of the Obligations, a continuing Lien on any and all monies, Securities, and other personal property of the Borrower and any and all proceeds thereof, now or hereafter held or received by, or in transit to, the Lender or any Affiliate of the Lender from, or for the account of, the Borrower, and also upon any and all depository accounts (whether general or special) and credits of the Borrower, if any, with the Lender or any Affiliate of the Lender, at any time existing, excluding any depository accounts held by the Borrower in its capacity as trustee for Persons who are not Affiliates of the Borrower. Without implying any limitation on any other rights the Lender may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Lender is hereby authorized by the Borrower at any time and from time to time at the Lender's option, without notice to, or consent of, the Borrower, to set off, appropriate, seize, freeze and apply any or all items hereinabove referred to against all Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by the Lender in its sole and absolute discretion. The Lender shall provide the Borrower written notice of any action taken pursuant to this paragraph as soon as reasonably practicable after the making of the advance.

                        2.3.7    REQUIREMENTS OF LAW.

                        In the event that the Lender shall have determined in good faith that (a) the adoption of any Capital Adequacy Regulation, or (b) any change in any Capital Adequacy Regulation or in the interpretation or application thereof or (c) compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority or central bank, does or shall have the effect of reducing the rate of return on the capital of the Lender or such controlling corporation as a consequence of the Lender's obligations under this Agreement to a level below that which the Lender or such corporation would have achieved but for such adoption, change or compliance (taking into consideration the policies of the Lender and its controlling corporation with respect to capital adequacy) by an amount deemed by the Lender, in its discretion, to be material, then from time to time, after submission by the Lender to the Borrower of a written request therefor and a statement of the basis for the Lender's determination, the Borrower shall pay to the Lender ON DEMAND such additional amount or amounts in order to compensate the Lender or its controlling corporation for any such reduction.

                        2.3.8    HEDGE TRANSACTIONS.

                        The Borrower may request and the Lender or its affiliates may, in their sole and absolute discretion, provide Hedge Transactions although the Borrower is not required to do so. In the event the Borrower requests Lender or its affiliates to procure Hedge Transactions, then the Borrower agrees to indemnify and hold the Lender or its affiliates harmless from any and all obligations now or hereafter owing to the Lender or its affiliates. The Borrower agrees to pay the Lender or its affiliates all amounts owing to the Lender or its affiliates pursuant to Hedge Transactions. In the event the Borrower shall not have paid to the Lender or its affiliates such amounts, the Lender may cover such amounts by an advance under the Revolving Loan, which advance shall be deemed to have been requested by the Borrower. The Borrower acknowledges and agrees that the obtaining of Hedge Transactions from the Lender or its affiliates (a) is in the sole and absolute discretion of the Lender or its affiliates and (b) is subject to all rules and regulations of the Lender or its affiliates.


                                   ARTICLE III
                                 THE COLLATERAL

         Section 3.1    DEBT AND OBLIGATIONS SECURED.

         All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens)) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, and (b) the performance, compliance with and observance by the Borrower of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations.

         Section 3.2    GRANT OF LIENS.

         The Borrower hereby assigns, pledges and grants to the Lender, and agrees that the Lender shall have a perfected and continuing security interest in, and Lien on, (a) all of the Borrower's Accounts, (b) all insurance policies relating to the foregoing and the right to receive refunds of unearned insurance premiums under those policies, (c) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records; and (d) all Proceeds and products of the foregoing. The Borrower further agrees that the Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

         Section 3.3    RECORD SEARCHES.

         As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Borrower pursuant to this Section, the Lender shall have received, in form and substance satisfactory to the Lender, such Lien or record searches with respect to the Borrower and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority

Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Lender may approve.

         Section 3.4    COSTS.

         The Borrower agrees to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all costs, fees and expenses incurred by the Lender in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral.

         Section 3.5    RELEASE.

         Upon the indefeasible repayment in full in cash of the Obligations and performance of all Obligations of the Borrower and all obligations and liabilities of each other Person, other than the Lender, under this Agreement and all other Financing Documents and the termination and/or expiration of the Commitment and Outstanding Letter of Credit Obligations, upon the Borrower's request and at the Borrower's sole cost and expense, the Lender shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Lender to re-advance amounts which would be secured thereby.

         Section 3.6    INCONSISTENT PROVISIONS.

         In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Section 4.1    REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Lender, as follows:

                        4.1.1    SUBSIDIARIES.

                        The Borrower has the Subsidiaries listed on the EXHIBIT D attached hereto and made a part hereof and no others. Each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on EXHIBIT D, which correctly indicates the nature and amount of the Borrower's ownership interests therein.

                        4.1.2    EXISTENCE.

                        The Borrower (a) is the type of entity and duly organized and existing under the laws of the jurisdiction of its formation, all as stated in the Preamble of this Agreement, (b) is in good standing under the laws of the jurisdiction in which it is organized, (c) has the power to own its property and to carry on its business as now being conducted, and (d) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

                        4.1.3    POWER AND AUTHORITY.

                        The Borrower has full power and authority to execute and deliver this Agreement, the other Financing Documents to which it is a party, to make the borrowings under this Agreement and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary action. No consent or approval of shareholders or any creditors of the Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of the Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, the other Financing Documents or any of the Purchase Agreement Documents, the performance by the Borrower of the Obligations.

                        4.1.4    BINDING AGREEMENTS.

                        This Agreement and the other Financing Documents executed and delivered by the Borrower have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrower and are fully enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

                        4.1.5    NO CONFLICTS.

                        Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) the Borrower's organizational or governing documents, (b) any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, or (c) any Laws.

                        4.1.6    NO DEFAULTS, VIOLATIONS.

                                 (a)  No Default or Event of Default has
occurred and is continuing.

                                 (b)  Neither the Borrower nor any of its
Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of the Borrower, or which could materially adversely affect the ability of the Borrower to perform its obligations under this Agreement or the other Financing Documents, to which the Borrower is a party.

                        4.1.7    COMPLIANCE WITH LAWS.

                        Neither the Borrower nor any of its Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting the Borrower or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of the Borrower and/or its Subsidiaries.

                        4.1.8    MARGIN STOCK.

                        None of the proceeds of the Loan will be used, directly or indirectly, by the Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

                        4.1.9    INVESTMENT COMPANY ACT; MARGIN STOCK.

                        Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System.

                        4.1.10   LITIGATION.

                        Except as otherwise disclosed to the Lender on
SCHEDULE 4.1.10 attached hereto and made a part hereof, there are no proceedings, actions or investigations pending or, so far as the Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of the Borrower or any Subsidiary, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower.

                        4.1.11   FINANCIAL CONDITION.

                        The consolidated financial statements of the Borrower dated December 31, 2000, are complete and correct and fairly present the financial position of the Borrower and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower or its Subsidiaries as of the date of such financial statements that are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of the Borrower or its Subsidiaries since the date of such financial statements and to the Borrower's knowledge no such adverse change is pending or threatened. Neither the Borrower nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements.

                        4.1.12   FULL DISCLOSURE.

                        The financial statements referred to in Section 4.1.11 (Financial Condition), the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by the Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to the Borrower which the Borrower has not disclosed to the Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which materially and adversely affects or in the future could, in the reasonable opinion of the Borrower materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of the Borrower or of any Subsidiary.

                        4.1.13   INDEBTEDNESS FOR BORROWED MONEY.

                        Except for the Obligations and except as set forth in
SCHEDULE 4.1.13 attached hereto and made a part hereof, the Borrower has no Indebtedness for Borrowed Money.

                        4.1.14   TAXES.

                        Each of the Borrower and its Subsidiaries has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrower, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrower were as of the date of audited financial statements referred to in Section 4.1.11 (Financial Condition), and are now, adequately provided for on the books of the Borrower or its Subsidiaries, as appropriate. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against the Borrower for Taxes in excess of those already paid.

                        4.1.15   ERISA.

                        With respect to any "pension plan" as defined in
SECTION 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by the Borrower and/or by any commonly controlled entity: (a) no "accumulated funding deficiency" as defined in Code ss.412 or ERISA ss.302 has occurred, whether or not that accumulated funding deficiency has been waived;
(b) no Reportable Event has occurred; (c) no termination of any plan subject to

Title IV of ERISA has occurred; (d) neither the Borrower nor any commonly controlled entity (as defined under ERISA) has incurred a "complete withdrawal" within the meaning of ERISA ss.4203 from any Multi-employer Plan; (e) neither the Borrower nor any commonly controlled entity has incurred a "partial withdrawal" within the meaning of ERISA ss.4205 with respect to any Multi-employer Plan; (f) no Multi-employer Plan to which the Borrower or any commonly controlled entity has an obligation to contribute is in "reorganization" within the meaning of ERISA ss.4241 nor has notice been received by the Borrower or any commonly controlled entity that such a Multi-employer Plan will be placed in "reorganization".

                        4.1.16   TITLE TO PROPERTIES.

                        The Borrower has good and marketable title to all of its properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets described in Section 4.1.11 (Financial Condition). The Borrower has legal, enforceable and uncontested rights to use freely such property and assets. All of such properties, including, without limitation, the Collateral which were purchased, were purchased for fair consideration and reasonably equivalent value in the ordinary course of business of both the seller and the Borrower and not, by way of example only, as part of a bulk sale.

                        4.1.17   EMPLOYEE RELATIONS.

                        Except as disclosed on SCHEDULE 4.1.17 attached hereto and made a part hereof, (a) neither the Borrower nor any Subsidiary thereof nor any of the Borrower's or Subsidiary's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of the Borrower or any Subsidiary and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between the Borrower and its employees, and (d) neither the Borrower nor any Subsidiaries is subject to an employment contract, severance agreement, commission contract, consulting agreement or bonus agreement. Hours worked and payments made to the employees of the Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Borrower or for which any claim may be made against the Borrower, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on its books. The consummation of the transactions contemplated by the Financing Agreement or any of the other Financing Documents, will not give rise to a right of termination or right of re-negotiation on the part of any union under any collective bargaining agreement to which the Borrower is a party or by which it is bound.

                        4.1.18 PRESENCE OF HAZARDOUS MATERIALS OR HAZARDOUS MATERIALS CONTAMINATION.

                        To the best of the Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of the Borrower or for which the Borrower is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by the Borrower in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws; and
(b) no property owned, controlled or operated by the Borrower or for which the Borrower has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

                        4.1.19   PERFECTION AND PRIORITY OF COLLATERAL.

                        The Lender has, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens, including, without limitation, those described on SCHEDULE 4.1.19 attached hereto and made a part hereof.

                        4.1.20   BUSINESS NAMES AND ADDRESSES.

                        In the five (5) years preceding the date hereof, the Borrower has not changed its name, identity or corporate structure, has not conducted business under any name other than its current name, and has not conducted its business in any jurisdiction other than those disclosed on the EXHIBIT D.

                        4.1.21   ACCOUNTS.

                        With respect to all Accounts and to the best of the Borrower's knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to the Lender); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on the Borrower's books and records, with respect thereto are actually and absolutely owing to the Borrower and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by the Borrower in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to the Lender by the Borrower; (e) all Account Debtors thereon have the capacity to contract; and
(f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except the security interest granted to the Lender by this Agreement and Permitted Liens.

         Section 4.2    SURVIVAL; UPDATES OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loan and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time the making of, each advance under the Loan or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements).

                                    ARTICLE V
                              CONDITIONS PRECEDENT

          Section 5.1 CONDITIONS TO THE INITIAL ADVANCE AND INITIAL LETTER OF CREDIT.

          The making of the initial advance under the Loan and the issuance of the initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

                        5.1.1    ORGANIZATIONAL DOCUMENTS - BORROWER.

                        The Lender shall have received:

                                 (a)  a certificate of good standing for the
          Borrower certified by the Secretary of State, or other appropriate Governmental Authority, of the state of formation for the Borrower;

                                 (b)  a certified copy from the appropriate
          Governmental Authority under which the Borrower is organized, of the Borrower's organizational documents and all recorded amendments thereto;

                                 (c)  a certificate of qualification to do
          business for the Borrower certified by the Secretary of State or other Governmental Authority of each jurisdiction in which the Borrower conducts business; and

                                 (d) a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower covering:

                                      (i)    true and complete copies of the
               Borrower's organizational and governing documents, and all amendments thereto;

                                      (ii)   true and complete copies of the
               resolutions of its Board of Directors authorizing (A) the execution, delivery and performance of the Financing Documents to which the Borrower is a party, (B) the borrowings by the Borrower hereunder and (C) the granting of the Liens contemplated by this Agreement and the Financing Documents to which the Borrower is a party; and

                                      (iii)  the incumbency, authority and
               signatures of the officers of the Borrower authorized to sign this Agreement and the other Financing Documents to which the Borrower is a party.

                        The Lender shall have received the favorable opinion of counsel for the Borrower addressed to the Lender.

                        5.1.2    CONSENTS, LICENSES, APPROVALS, ETC.

                        The Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, and such consents, licenses and approvals shall be in full force and effect.

                        5.1.3    NOTES.

                        The Lender shall have received the Letter of Credit Note and the Revolving Credit Note, each conforming to the requirements hereof and executed by a Responsible Officer of the Borrower and attested by a duly authorized representative of the Borrower.

                        5.1.4    FINANCING DOCUMENTS AND COLLATERAL.

                        The Borrower shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered original Chattel Paper, Instruments and related Collateral and all opinions, title insurance, and other documents contemplated by ARTICLE III (Collateral).

                        5.1.5    OTHER FINANCING DOCUMENTS.

                        In addition to the Financing Documents to be delivered by the Borrower, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Borrower.

                        5.1.6    OTHER DOCUMENTS, ETC.

                        The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

                        5.1.7    PAYMENT OF FEES.

                        The Lender shall have received payment of any Fees due on or before the Closing Date.

                        5.1.8    RECORDINGS AND FILINGS.

                        The Borrower shall have: (a) executed and delivered all Financing Documents required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Lender require that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

                        5.1.9    INSURANCE CERTIFICATE.

                        The Lender shall have received an insurance certificate in accordance with the provisions of Section 6.1.8 (Insurance).

          Section 5.2   CONDITIONS TO ALL EXTENSIONS OF CREDIT.

          The making of all advances under the Loan and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

                        5.2.1    COMPLIANCE.

                        The Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents that are binding upon it.

                        5.2.2    DEFAULT.

                        There shall exist no Event of Default or Default hereunder.

                        5.2.3    REPRESENTATIONS AND WARRANTIES.

                        The representations and warranties of the Borrower contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loan or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section
4.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements).

                        5.2.4    ADVERSE CHANGE.

                        No adverse change shall have occurred in the condition (financial or otherwise), operations or business of the Borrower that would, in the good faith judgment of the Lender, materially impair the ability of the Borrower to pay or perform any of the Obligations.

                        5.2.5    LEGAL MATTERS.

                        All legal documents incident to each advance under the Loan and each of the Letters of Credit shall be reasonably satisfactory to counsel for the Lender.

                                   ARTICLE VI
                            COVENANTS OF THE BORROWER

          Section 6.1   AFFIRMATIVE COVENANTS.

          So long as any of the Obligations or the Commitment shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

                        6.1.1    FINANCIAL STATEMENTS.

                        The Borrower shall furnish to the Lender:

                                 (a)  Annual Statements and Certificates. The
          Borrower shall furnish to the Lender as soon as available, but in no event more than ninety (90) days after the close of each fiscal year of the Borrower, (i) a copy of the annual audited financial statement in reasonable detail satisfactory to the Lender relating to the Borrower, prepared in accordance with GAAP and examined and certified by independent certified public accountants satisfactory to the Lender, which financial statement shall include a balance sheet of the Borrower as of the end of such fiscal year and statements of income, cash flows and changes in shareholders equity of the Borrower for such fiscal year, (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, as may be amended by the Lender from time to time, containing a detailed computation of each financial covenant which is applicable for the period reported and a certification that no material change has occurred to the information contained in EXHIBIT D (except as set forth in a schedule attached to the certification), each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender, and (iii) a management letter in the form prepared by the Borrower's independent certified public accountants.

                                 (b) Annual Opinion of Accountant. The Borrower shall furnish to the Lender as soon as available, but in no event more than ninety (90) days after the close of the Borrower's fiscal years, a letter or opinion of the accountant who examined and certified the annual financial statement relating to the Borrower (i) stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto and (ii) acknowledging that the Lender will rely on the statement and that the Borrower knows of the intended reliance by the Lender.

                                 (c) Quarterly Statements and Certificates. The Borrower shall furnish to the Lender as soon as available, but in no event more than forty five (45) days after the close of the Borrower's fiscal quarters, balance sheets of the Borrower as of the close of such period, income, cash flows and changes in shareholders equity statements for such period and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, containing a detailed computation of each financial covenant which is applicable for the period reported and a certification that no change has occurred to the information contained in EXHIBIT D (except as set forth on any schedule attached to the certification), each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender, all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                                 (d)  Quarterly reports. The Borrower shall
          furnish to the Lender within forty five (45) days after the end of each fiscal quarter, a report containing the following information:

                                      (i)    a detailed aging schedule of all
               Receivables by Account Debtor, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request;

                                      (ii)   a current status report (Backlog
               Report, a form of which is attached hereto as EXHIBIT E) in form satisfactory to the Lender, including listing of new contracts or installations added during the period, including the name of the contracting officer at the agency, certified by a Responsible Officer of the Borrower; and

                                      (iii)  such other information as the
               Lender may reasonably request.

                                 (e)  Additional Reports and Information. The
          Borrower shall furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request.

                        6.1.2    REPORTS TO SEC AND TO STOCKHOLDERS.

                        If requested, the Borrower will furnish to the Lender, promptly upon the filing or making thereof, at least one (1) copy of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and other reports filed by the Borrower with any securities exchange or with the Securities and Exchange Commission.

                        6.1.3 RECORDKEEPING, RIGHTS OF INSPECTION, FIELD EXAMINATION, ETC.

                                 (a) The Borrower shall, and shall cause each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

                                 (b) The Borrower shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Lender to visit and inspect the properties of the Borrower and its Subsidiaries, to review, audit, check and inspect the Collateral at any time with or without notice, to review, audit, check and inspect the Borrower's other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrower and/or any Subsidiaries, with the officers, directors, employees and other representatives of the Borrower and/or any Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request.

                                 (c) The Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by the Borrower and/or any Subsidiaries at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Lender copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of the Borrower and/or any Subsidiaries in the accountant's or auditor's possession, and to disclose to the Lender any information they may have concerning the financial status and business operations of the Borrower and its Subsidiaries. Further, the Borrower hereby authorizes all Governmental Authorities to furnish to the Lender copies of reports or examinations relating to the Borrower and/or any Subsidiaries, whether made by the Borrower or otherwise.

                                 (d)  Any and all costs and expenses incurred
          by, or on behalf of, the Lender in connection with the conduct of any of the foregoing, including, without limitation, travel, lodging, meals, and other expenses together with an allocated charge of $750 per day for each auditor employed by the Lender for inspections of the Collateral and the Borrower's operations, shall be part of the Enforcement Costs and shall be payable to the Lender upon demand. The Borrower acknowledges and agrees that such expenses may include, but shall not be limited to, any and all out-of-pocket costs and expenses of the Lender's employees and agents in, and when, travelling to the Borrower's facilities.

                        6.1.4    EXISTENCE.

                        The Borrower shall maintain, and cause each of its Subsidiaries to maintain, its existence in good standing in the jurisdiction in which it is organized and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Borrower to perform the Obligations, the conduct of the Borrower's operations, the Borrower's financial condition, or the value of, or the ability of the Lender to realize upon, the Collateral.

                        6.1.5    COMPLIANCE WITH LAWS.

                        The Borrower shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might have a material adverse effect on the ability of the Borrower to perform the Obligations, the conduct of the Borrower's operations, the Borrower's financial condition, or the value of, or the ability of the Lender to realize upon, the Collateral.

                        6.1.6    PRESERVATION OF PROPERTIES.

                        The Borrower will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, Patents, Trademarks, Copyrights and permits which are necessary for the orderly continuance of its business.

                        6.1.7    LINE OF BUSINESS.

                        The Borrower will continue to engage substantially only in the business of computer systems design and engineering services.

                        6.1.8    INSURANCE.

                        The Borrower will, and will cause each of its Subsidiaries to, at all times maintain with A-or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, all in such amounts not less than the Lender shall reasonably determine from time to time, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it. The Borrower shall deliver to the Lender on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of the Borrower containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Within thirty (30) days after notice in writing from the Lender, the Borrower will obtain such additional insurance as the Lender may reasonably request.

                        6.1.9    TAXES.

                        Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, the Borrower will, and will cause each of its Subsidiaries to, pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. The Borrower shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws.

                        6.1.10   ERISA.

                        The Borrower will, and will cause each of its Subsidiaries and Affiliates to, comply with the funding requirements of ERISA with respect to employee pension benefit plans for its respective employees. The Borrower will not permit with respect to any employee benefit plan or plans covered by Title IV of ERISA (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of the Borrower and/or any Subsidiary and/or Affiliate, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower and/or any Subsidiary and/or Affiliate to the PBGC. Upon the Lender's request, the Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA.

                        6.1.11 NOTIFICATION OF EVENTS OF DEFAULT AND ADVERSE DEVELOPMENTS.

                        The Borrower shall promptly notify the Lender upon obtaining knowledge of the occurrence of:

                                 (a)  any Event of Default;

                                 (b)  any Default;

                                 (c)  any litigation instituted or threatened
          against the Borrower or its Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of the Borrower or any Subsidiary where the claims against the Borrower or any of its Subsidiaries exceed One Million Dollars ($1,000,000) and are not covered by insurance;

                                 (d)  any event, development or circumstance
          whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Borrower or any of its Subsidiaries;

                                 (e) any judicial, administrative or arbitral proceeding pending against the Borrower or any of its Subsidiaries and any judicial or administrative proceeding known by the Borrower to be threatened against it or any of its Subsidiaries which, if adversely decided, could materially adversely affect its financial condition or operations (present or prospective);

                                 (f) the receipt by the Borrower or any of its Subsidiaries of any notice, claim or demand from any Governmental Authority which alleges that the Borrower or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; and

                                 (g) any other development in the business or affairs of the Borrower and any of its Subsidiaries which may be materially adverse;

in each case describing in detail satisfactory to the Lender the nature thereof and the action the Borrower proposes to take with respect thereto.

                        6.1.12   HAZARDOUS MATERIALS; CONTAMINATION.

                        The Borrower agrees to:

                                 (a) give notice to the Lender immediately upon the Borrower's acquiring knowledge of the presence of any Hazardous Materials and of any Hazardous Materials Contamination on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of the Borrower's line of business expressly described in this Agreement) or of any Hazardous Materials Contamination, with a full description thereof;

                                 (b)  promptly comply with any Laws requiring
          the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Lender with satisfactory evidence of such compliance;

                                 (c)  provide the Lender, within thirty (30)
          days after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible; and

                                 (d)  as part of the Obligations, defend,
          indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or of any Hazardous Materials Contamination on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible. The Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitment and the payment and performance of all of the other Obligations.

                        6.1.13   FINANCIAL COVENANTS.

                                 (a)  Total Liabilities to Tangible Net Worth
          Ratio. The Borrower will maintain, tested as of the end of each of the Borrower's fiscal quarters, a Total Liabilities to Tangible Net Worth Ratio so that it is not more than 2.0 to 1.0.

                                 (b) Interest Coverage Ratio. The Borrower will maintain, tested as of the last day of each of the Borrower's fiscal quarters for the four (4) quarter period ending on that date, an Interest Coverage Ratio of not less than 2.5 to 1.0.

                        6.1.14   COLLECTION OF RECEIVABLES.

                        Until such time that the Lender shall notify the Borrower of the revocation of such privilege, the Borrower and each of the Subsidiaries shall at its own expense have the privilege for the account of, and in trust for, the Lender of collecting its Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables as the Lender may request or in the absence of such request, as the Borrower and each of the Subsidiaries may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. The Lender may, at its option, at any time or from time to time after and during the continuance of an Event of Default hereunder, revoke the collection privilege given in this Agreement to the Borrower and any one or more of the Subsidiaries by either giving notice of its assignment of, and lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrower. The Lender shall not have any duty to, and the Borrower hereby releases the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral. The Lender shall be entitled at any time and from time to time to confirm and verify Receivables.

                        6.1.15   ASSIGNMENTS OF RECEIVABLES.

                        Upon request, the Borrower shall execute and deliver to the Lender written assignments, in form and content acceptable to the Lender, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute. The Borrower agrees that neither any assignment to the Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Lender any obligation or liability of the Borrower with respect to that which is assigned and the Borrower hereby agrees to indemnify the Lender and hold the Lender harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon the Lender by virtue of the assignment of and Lien on the Borrower's rights, title and interest in, to, and under the Collateral. The Lender agrees that if it makes a request for assignments as described herein that it will provided the Borrower with a reasoned explanation for such request.

                        6.1.16   GOVERNMENT ACCOUNTS.

                        The Borrower will upon request by the Lender execute any instruments and take any steps required by the Lender in order that all moneys due and to become due under such contracts shall be assigned to the Lender and notice thereof given to the Governmental

Authority under the Federal Assignment of Claims Act or any other applicable Laws. The Lender agrees that if it makes a request as described herein that it will provided the Borrower with a reasoned explanation for such request.

                        6.1.17   MAINTENANCE OF THE COLLATERAL.

                        The Borrower will maintain the Collateral in good working order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral that may materially impair the value thereof. The Lender, or an agent designated by the Lender, shall be permitted to enter the premises of the Borrower and the Subsidiaries and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. The Lender shall not have any duty to, and the Borrower hereby releases the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to, preserve any rights against any other party with an interest in the Collateral.

                        6.1.18   DEFENSE OF TITLE AND FURTHER ASSURANCES.

                        At its expense, the Borrower will defend the title to the Collateral (and any part thereof). The Borrower will from time to time do whatever the Lender may require by way of obtaining, executing, delivering, and/or filing landlords' or mortgagees' waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrower will take any and all steps and observe such formalities as the Lender may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens. The Borrower shall pay to the Lender on demand all taxes, costs and expenses incurred by the Lender in connection with the preparation, execution, recording and filing of any such document or instrument. The Borrower hereby irrevocably appoints the Lender as the Borrower's attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower, to execute and deliver any and all of the instruments and other documents and take any action which the Lender may require pursuant the foregoing provisions of this Section 6.1.18.

                        6.1.19   USE OF PREMISES AND EQUIPMENT.

                        The Borrower agrees that until the Obligations are fully paid and this Agreement has been terminated, the Lender (a) after and during the continuance of an Event of Default, may use any of the Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (b) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrower's owned or leased property.

                        6.1.20   PROTECTION OF COLLATERAL.

                        The Borrower agrees that the Lender may at any time following an Event of Default take such steps as the Lender deems reasonably necessary to protect the Lender's interest in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as the Lender deems appropriate, may employ and maintain at any of the Borrower's premises a custodian who shall have full authority to do all acts necessary to protect the Lender's interests in the Collateral and may lease warehouse facilities to which the Lender may move all or any part of the Collateral to the extent commercially reasonable. The Borrower agrees to cooperate fully with the Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may reasonably direct. All of the Lender's expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.

          Section 6.2   NEGATIVE COVENANTS.

          So long as any of the Obligations or the Commitment shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

                        6.2.1 CAPITAL STRUCTURE, MERGER, ACQUISITION OR SALE OF ASSETS.

                        The Borrower will not enter into any merger or consolidation or amalgamation, windup or dissolve itself (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person, or sell, lease or otherwise dispose of any of its assets (except Inventory disposed of in the ordinary course of business prior to an Event of Default). Any consent of the Lender to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

                        6.2.2    SUBSIDIARIES.

                        Unless the Subsidiary executes an Additional Borrower Joinder Supplement in the form of EXHIBIT A, the Borrower will not create or acquire any Subsidiaries other than the Subsidiaries identified on EXHIBIT D.

                        6.2.3 PURCHASE OR REDEMPTION OF SECURITIES, DIVIDEND RESTRICTIONS.

                        The Borrower will not purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than stock dividends), apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, the Borrower, make any distribution to stockholders or set aside any funds for any such purpose, and not prepay, purchase or redeem any Indebtedness for Borrowed Money other than the Obligations.

                        6.2.4    INDEBTEDNESS.

                        The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness for Borrowed Money, or permit any Subsidiary so to do, except:

                                 (a)  the Obligations;

                                 (b)  current accounts payable arising in the
          ordinary course;

                                 (c)  Indebtedness secured by Permitted Liens;

                                 (d)  Subordinated Indebtedness; and

                                 (e) Indebtedness of the Borrower existing on the date hereof and reflected on the financial statements furnished pursuant to Section 4.1.11 (Financial Condition).

                        6.2.5    INVESTMENTS, LOANS AND OTHER TRANSACTIONS.

                        Except as otherwise provided in this Agreement and except for investment in a limited liability company that will own the building in which the Borrower's headquarters is to be located, the Borrower will not, and will not permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with its business and treated as a Fixed or Capital Asset of the Borrower or the Subsidiary) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the indebtedness or obligations of any Person in excess of One Million Dollars ($1,000,000), or (c) make any loans or advances, or otherwise extend credit to any Person, except:

                                      (i)    any advance to an officer of the
               Borrower or of any Subsidiary for travel or other business expenses in the ordinary course of business an any advance to an officer of the Borrower in accordance with standard practices;

                                      (ii)   the endorsement of negotiable
               instruments for deposit or collection or similar transactions in the ordinary course of business;

                                      (iii)  any investment in Cash Equivalents,
               which are pledged to the Lender as collateral and security for the Obligations; and

                                      (iv)   trade credit extended to customers
               in the ordinary course of business.

                        6.2.6    STOCK OF SUBSIDIARIES.

                        The Borrower will not sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly Owned Subsidiary into the Borrower or another Wholly Owned Subsidiary or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except PRO RATA to its stockholders.

                        6.2.7    SUBORDINATED INDEBTEDNESS.

                        The Borrower will not, and will not permit any Subsidiary to make:

                                 (a) any payment of principal of, or interest on, any of the Subordinated Indebtedness, if a Default or an Event of Default then exists hereunder or would result from such payment;

                                 (b) any payment of the principal or interest due on the Subordinated Indebtedness as a result of acceleration thereunder or a mandatory prepayment thereunder;

                                 (c)  any amendment or modification of or
          supplement to the documents evidencing or securing the Subordinated Indebtedness; or

                                 (d)  payment of principal or interest on the
          Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).

                        6.2.8    LIENS; CONFESSED JUDGMENT.

                        The Borrower agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, (c) will not allow or suffer to exist any Permitted Liens to be superior to Liens securing the Obligations, (d) will not enter into any contracts for the consignment of goods to the Borrower, (e) will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments to the Borrower, (f) will not, as a material part of its business, engage in the sale of goods belonging to others, and (g) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.

                        6.2.9    TRANSACTIONS WITH AFFILIATES.

                        The Borrower and its Subsidiaries will not enter into or participate in any transaction with any Affiliate or, except in the ordinary course of business, with the officers, directors, employees and other representatives of the Borrower and/or any Subsidiary.

                        6.2.10   OTHER BUSINESSES.

                        The Borrower and its Subsidiaries will not engage directly or indirectly in any business other than its current line of business described elsewhere in this Agreement.

                        6.2.11   ERISA COMPLIANCE.

                        Neither the Borrower nor any Commonly Controlled Entity shall: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan.

                        6.2.12   PROHIBITION ON HAZARDOUS MATERIALS.

                        The Borrower shall not place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by the Borrower or for which the Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course.

                        6.2.13   METHOD OF ACCOUNTING; FISCAL YEAR.

                        The Borrower will not change the method of accounting employed in the preparation of any financial statements furnished to the Lender under the provisions of Section 4.1.11 (Financial Statements), unless required to conform to GAAP and on the condition that the Borrower's accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrower's prior financial statements.

                        6.2.14   DISPOSITION OF COLLATERAL.

                        The Borrower will not sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral, except, prior to an Event of Default, dispositions expressly permitted elsewhere in this Agreement, the sale of Inventory in the ordinary course of business, and the sale of unnecessary or obsolete Equipment, but only if the proceeds of the sale of such Equipment are used to purchase similar Equipment to replace the unnecessary or obsolete Equipment.


                                   ARTICLE VII
                         DEFAULT AND RIGHTS AND REMEDIES

          Section 7.1   EVENTS OF DEFAULT.

          The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

                        7.1.1    FAILURE TO PAY.

                        The failure of the Borrower to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents.

                        7.1.2    BREACH OF REPRESENTATIONS AND WARRANTIES.

                        Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrower), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

                        7.1.3    FAILURE TO COMPLY WITH COVENANTS.

                        The failure of the Borrower to perform, observe or comply with any covenant, condition or agreement contained in this Agreement.

                        7.1.4 DEFAULT UNDER OTHER FINANCING DOCUMENTS OR OBLIGATIONS.

                        A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

                        7.1.5    RECEIVER; BANKRUPTCY.

                        The Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of the Borrower's or any Subsidiary's business or the use or disposition of a material portion of the Borrower's or any Subsidiary's assets.

                        7.1.6    INVOLUNTARY BANKRUPTCY, ETC.

                        An order for relief shall be entered in any involuntary case brought against the Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against the Borrower or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than the Borrower or any Subsidiary (i) adjudicating the Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of the Borrower or of any Subsidiary, or of a material portion of the Borrower's or any Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of the Borrower's or any Subsidiary's business or the use or disposition of a material portion of the Borrower's or any Subsidiary's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

                        7.1.7    JUDGMENT.

                        Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than $500,000 against the Borrower or any Subsidiary, and the failure by the Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

                        7.1.8    EXECUTION; ATTACHMENT.

                        Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

                        7.1.9    DEFAULT UNDER OTHER BORROWINGS.

                        Default shall be made with respect to any Indebtedness for Borrowed Money (other than the Loan) if the default is a failure to pay at maturity or if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause any such Indebtedness for Borrowed Money to become due prior to its stated maturity.

                        7.1.10   CHALLENGE TO AGREEMENTS.

                        The Borrower or any of the Guarantors shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

                        7.1.11   LIQUIDATION, TERMINATION OR DISSOLUTION

                        The Borrower shall liquidate, dissolve or terminate its existence or shall suspend or terminate a substantial portion of its business operations without the prior written consent of the Lender.

          Section 7.2   REMEDIES.

          Upon the occurrence of any Event of Default, the Lender may at any time thereafter exercise any one or more of the following rights, powers or remedies:

                        7.2.1    ACCELERATION.

                        The Lender may declare the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrower hereby waives.

                        7.2.2    FURTHER ADVANCES.

                        The Lender may from time to time without notice to the Borrower suspend, terminate or limit any further loans or other extensions of credit under this Agreement and under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Sections 7.1.5 (Receiver; Bankruptcy) or 7.1.6 (Involuntary Bankruptcy, etc.), the Commitments and any agreement in any of the Financing Documents to provide additional credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

                        7.2.3    UNIFORM COMMERCIAL CODE.

                        The Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by the Lender, the Borrower shall assemble the Collateral and make it available to the Lender, at a place designated by the Lender. The Lender or its agents may without notice from time to time enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.

                        Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrower at the address set forth in
Section 8.1 of this Agreement, or such other address of the Borrower which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Borrower. The Lender may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Lender to give any notice not required by applicable Laws.

                        If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority or of any person, or any person, corporation, partnership or other entity having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

                        The Borrower recognizes that the Lender may be unable to effect a public sale of all or a part of the Collateral consisting of Investment Property by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable federal and state Laws. The Lender may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Lender that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Borrower covenants and agrees to do or cause to be done promptly all such acts and things as the Lender may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws. Upon any such sale or disposition, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

                        7.2.4    SPECIFIC RIGHTS WITH REGARD TO COLLATERAL.

                        In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may (but shall be under no obligation to), without notice to the Borrower, and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower:

                                 (a)  request any Account Debtor obligated on
          any of the Accounts to make payments thereon directly to the Lender, with the Lender taking control of the Proceeds thereof;

                                 (b)  compromise, extend or renew any of the
          Collateral or deal with the same as it may deem advisable;

                                 (c)  make exchanges, substitutions or
          surrenders of all or any part of the Collateral;

                                 (d) copy, transcribe, or remove from any place of business of the Borrower or any Subsidiary all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of the Borrower's or any Subsidiary's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

                                 (e) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any Account Debtor;

                                 (f)  demand, collect, receipt for and give
          renewals, extensions, discharges and releases of any of the Collateral;

                                 (g)  institute and prosecute legal and
          equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                                 (h)  settle, renew, extend, compromise,
          compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                                 (i) endorse or sign the name of the Borrower upon any Items of Payment, certificates of title, Instruments, Securities, stock powers, documents, documents of title, financing statements, assignments, notices, or other writing relating to or part of the Collateral and on any Proof of Claim in Bankruptcy against an Account Debtor;

                                 (j)  clear Inventory through customs in the
          Lender's or the Borrower's name and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose;

                                 (k)  notify the Post Office authorities to
          change the address for the delivery of mail to the Borrower to such address or Post Office Box as the Lender may designate and receive and open all mail addressed to the Borrower; and

                                 (l)  take any other action necessary or
          beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

                        7.2.5    APPLICATION OF PROCEEDS.

                        Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment of the Enforcement Costs, and any balance of such proceeds will be applied by the Lender to the payment of the balance of the Obligations in such order and manner of application as the Lender may from time to time in its sole and absolute discretion determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrower shall remain liable to the Lender for any deficiency.

                        7.2.6    PERFORMANCE BY LENDER.

                        Upon the occurrence and continuation of an Event of Default, the Lender without notice to or demand upon the Borrower and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon the premises of the Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the

Borrower. All sums so paid or advanced by the Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrower to the Lender on demand, and shall constitute and become a part of the Obligations.

                        7.2.7    OTHER REMEDIES.

                        The Lender may from time to time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender.


                                  ARTICLE VIII
                                  MISCELLANEOUS

          Section 8.1    NOTICES.

          All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

                  Borrower:           PEC Solutions, Inc.
                                      12750 Fair Lakes Circle
                                      Fairfax, Virginia 22102
                                      Attention: Stuart Lloyd


                  Lender:             Bank of America, N. A.
                                      Commercial Bank
                                      8300 Greensboro Drive, Suite 550
                                      McLean, Virginia 22102
                                      Attention: Elaine Eaton


                  with a copy to:     Kathleen M. Donahue, Esquire
                                      Troutman Sanders Mays & Valentine LLP
                                      1660 International Drive, Suite 600
                                      McLean, Virginia 22102


          By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

          Section 8.2    AMENDMENTS; WAIVERS.

          This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrower. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing. No course of dealing between the Borrower and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

          Section 8.3    CUMULATIVE REMEDIES.

          The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.

          Section 8.4    SEVERABILITY.

          In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                                 (a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                                 (b)  the obligation to be fulfilled shall be
          reduced to the limit of such validity;

                                 (c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Lender, all of the Obligations of the Borrower to the Lender shall become immediately due and payable; and

                                 (d) if the affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

          Section 8.5   ASSIGNMENTS BY LENDER.

          The Lender may, without notice to, or consent of, the Borrower, sell, assign or transfer to or participate with any Person or Persons all or any part of the Obligations, and each such Person or Persons shall have the right to enforce the provisions of this Agreement and any of the other Financing Documents as fully as the Lender, provided that the Lender shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Financing Documents as to so much of the Obligations that the Lender has not sold, assigned or transferred. In connection with the foregoing, the Lender shall have the right to disclose to any such actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and any of the other Financing Documents or otherwise. The Lender shall provide the Borrower written notice of any assignments made as soon as reasonably practicable after the making thereof.

          Section 8.6   SUCCESSORS AND ASSIGNS.

          This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

          Section 8.7   CONTINUING AGREEMENTS.

          All covenants, agreements, representations and warranties made by the Borrower in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Loan, the issuance of Letters of Credit and the execution and delivery of the Notes, shall be binding upon the Borrower regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Lender's request, and as a condition of the release of any one or more of the Security Documents, the Borrower and other Persons obligated with respect to the Obligations shall provide the Lender with such acknowledgments and agreements as the Lender may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender, its agents and others, or to the extent there are, the same are waived and released.

          Section 8.8   ENFORCEMENT COSTS.

          The Borrower shall pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. The provisions of this

Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

          Section 8.9   APPLICABLE LAW; JURISDICTION.

                        8.9.1    APPLICABLE LAW.

                        As a material inducement to the Lender to enter into this Agreement, the Borrower acknowledges and agrees that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrower, one or more of the Financing Documents may be executed elsewhere. The Lender acknowledges, however, that remedies under certain of the Financing Documents that relate to property outside the State may be subject to the laws of the state in which the property is located.

                        8.9.2    JURISDICTION.

                        The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrower in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

                        8.9.3    APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

                        The Borrower hereby irrevocably designates and appoints Commonwealth Legal Services Corporation, 4701 Cox Road, Suite 301, Glen Allen, VA 23060-6802, as the Borrower's authorized agent to receive on the Borrower's behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Borrower shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

                        8.9.4    SERVICE OF PROCESS.

                        The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by (a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower's address designated in or pursuant to Section 8.1 (Notices), and (b) serving a copy thereof upon the agent, if any, designated and appointed by the Borrower as the Borrower's agent for service of process by or pursuant to this Section. The Borrower irrevocably agrees that such service (y) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

          Section 8.10  DUPLICATE ORIGINALS AND COUNTERPARTS.

          This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

          Section 8.11  HEADINGS.

          The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          Section 8.12  NO AGENCY.

          Nothing herein contained shall be construed to constitute the Borrower as the Lender's agent for any purpose whatsoever or to permit the Borrower to pledge any of the Lender's credit. The Lender shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

          Section 8.13  DATE OF PAYMENT.

          Should the principal of or interest on any of the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

          Section 8.14  ENTIRE AGREEMENT.

          This Agreement is intended by the Lender and the Borrower to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lender nor the Borrower shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

          Section 8.15  WAIVER OF TRIAL BY JURY.

          THE BORROWER AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

         This waiver is knowingly, willingly and voluntarily made by the Borrower and the Lender, and the Borrower and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

          Section 8.16  LIABILITY OF THE LENDER.

          The Borrower hereby agrees that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

          By inspecting the Collateral or any other properties of the Borrower or by accepting or approving anything required to be observed, performed or fulfilled by the Borrower or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents, the Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lender.

          Section 8.17  INDEMNIFICATION.

          The Borrower agrees to indemnify and hold harmless, the Lender, the Lender's parent and Affiliates and the Lender's parent's and Affiliates' officers, directors, shareholders, employees and agents (each an "Indemnified Party," and collectively, the "Indemnified Parties"), from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Indemnified Party is a party to any litigation) incurred by any Indemnified Party with respect to, arising out of or as a consequence of (a) this Agreement or any of the other Financing Documents, including without limitation, any failure of the Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Financing Documents, or any other Event of Default (b) the use by the Borrower of any proceeds advanced hereunder; (c) the transactions contemplated hereunder; or (d) any claim, demand, action or cause of action being asserted against (i) the Borrower or any of its Affiliates by any other Person, or (ii) any Indemnified Party by the Borrower in connection with the transactions contemplated hereunder. Notwithstanding anything herein or elsewhere to the contrary, the Borrower shall not be obligated to indemnify or hold harmless any Indemnified Party from any liability, loss or damage resulting from the gross negligence, willful misconduct or unlawful actions of such Indemnified Party. Any amount payable to the Lender under this Section will bear interest at the Post-Default Rate from the due date until paid.


         IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.


WITNESS OR ATTEST:                        PEC SOLUTIONS, INC.



_________________________                 By:____________________________(Seal)
                                              Name:
                                              Title:


WITNESS:                                  BANK OF AMERICA, N. A.



_________________________                 By:____________________________(Seal)
                                               Elaine Eaton
                                               Senior Vice President

                                LIST OF EXHIBITS


A.       Additional Borrower Joinder Supplement

B-1.     Revolving Credit Note

B-2.     Letter of Credit Note

C.       Form of Compliance Certificate

D.       Business Information

E.       Backlog Report Form

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE


         THIS CERTIFICATE is made as of __________________, 200_, by PEC SOLUTIONS, INC., a corporation organized under the laws of the State of Delaware (the "Borrower"), to Bank of America, N. A., a national banking association (the "Lender"), pursuant to Section ____ of the Financing and Security Agreement dated ______________, 2001, (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Financing Agreement") by and between the Borrower and the Lender.


         I, ____________________, hereby certify that I am the ______________ of the Borrower and am a Responsible Officer (as that term is defined in the Financing Agreement) authorized to certify to the Lender on behalf the Borrower as follows:

         1. This Certificate is given to induce the Lender to make advances to the Borrower under the Financing Agreement.

         2. This Certificate accompanies the _____________ financial statements for the period ended ___________________, 200__ (the "Current Financials") which the Borrower is furnishing to the Lender pursuant to Section 6.1.1(__) of the Financing Agreement. The Current Financials have been prepared in accordance with GAAP (as that term is defined in the Financing Agreement).

         3. As required by Section 6.1.1(__) of the Financing Agreement, I have set forth on Schedule 1 a detailed computation of each financial covenant in the Financing Agreement and a cash flow projection report.

         4. No change has occurred to the information contained in the Collateral Disclosure List except as set forth on Schedule 2 to this Certificate. By way of example and not limitation, the Collateral Disclosure List, together with Schedule 2, contains a listing of all of the Borrower's Patents, Trademarks, Copyrights (as those terms are defined in the Financing Agreement), all locations (owned, leased, warehouses or otherwise) where any Collateral (as that term is defined in the Financing Agreement) is located, all Subsidiaries (as that term is defined in the Financing Agreement).

         5. As of the date hereof, there exists no Default or Event of Default, as defined in the Article 7 of the Financing Agreement, nor any event which, upon notice or the lapse of time, or both, would constitute such an Event of Default.

         6. On the date hereof, the representations and warranties contained in Article 4 of the Financing Agreement are true with the same effect as though such representations and warranties had been made on the date hereof.

         WITNESS my signature this _____ day of ____________, 200_.

                                            PEC SOLUTIONS, INC.



                                            By:______________________________
                                                 Name:
                                                 Title:

                                                                      SCHEDULE 1



TOTAL LIABILITIES TO TANGIBLE NET WORTH


Calculation for Applicable Period:

         Required ratio of Total Liabilities to Tangible Net Worth = 2.0 to 1.0 at all times

         $_____________ divided by $____________ = ___ to 1.0


INTEREST COVERAGE RATIO (EARNINGS TO INTEREST EXPENSE)

Calculation for Applicable Period:

         Earnings is the sum of:

                  Net Income                                           $______________
                  PLUS or MINUS
                  Income or loss on Discontinued Operations            $_____________
                  Extraordinary Items                                  $_____________
                  PLUS
                  Income Taxes                                         $_____________
                  Interest Expense                                     $_____________
                  TOTAL:                                               $_____________

         Divided by

                  Interest Expense                                     $_____________


Calculation for Applicable Period:

         Required Minimum Interest Coverage Ratio = 2.5 to 1.0

         Earnings divided by Interest Expense =

         $___________ divided by $___________ = ___ to 1.0



                                                                      SCHEDULE 2

                                    EXHIBIT D

                              BUSINESS INFORMATION

1.       The following is a list of all Subsidiaries of the Borrower:




2. The Borrower has not conducted business under any name other than its current name and Performance Engineering Corp. other than:




3.       The following is a list of all places of business of the Borrower:

         (a)      Chief Executive Office:




         (b)      Other Places of Business:

                                    EXHIBIT E

                             FORM OF BACKLOG REPORT

                                LIST OF SCHEDULES


SCHEDULE 2.2.1             Outstanding Letters of Credit

SCHEDULE 4.1.10            Litigation

SCHEDULE 4.1.13            Other Indebtedness

SCHEDULE 4.1.17            Employee Relations

SCHEDULE 4.1.19            Permitted Liens

                                                                  SCHEDULE 2.2.1


                          OUTSTANDING LETTERS OF CREDIT


   LETTER OF CREDIT NUMBER         EXPIRATION DATE               AMOUNT                       BENEFICIARY
            934551                     12/31/01                $1,200,000             Metropolitan Life Insurance
                                                                                                Company

            934837                     12/31/01                $129,275.55             Building IV Associates LP

           3019506                     10/14/01                  $5,000              Missouri Department of Revenue


                                                                 SCHEDULE 4.1.10

                                   LITIGATION

                                                                 SCHEDULE 4.1.13

                               OTHER INDEBTEDNESS

                                                                 SCHEDULE 4.1.17


                               EMPLOYEE RELATIONS

                                                                 SCHEDULE 4.1.19

                               LIENS ON COLLATERAL


       UNPAID PRINCIPAL                ASSET COVERED                 LIENHOLDER                     BALANCE
       ----------------                -------------                 ----------



                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS                                                                                             1
Section 1.1       Certain Defined Terms.                                                                          1
Section 1.2       Accounting Terms and Other Definitional Provisions.                                            13

ARTICLE II THE CREDIT FACILITIES                                                                                 13
Section 2.1       The Revolving Credit Facility.                                                                 13
      2.1.1    Revolving Credit Facility.                                                                        13
      2.1.2    Procedure for Making Advances Under the Revolving Loan; Lender Protection Loans.                  13
      2.1.3    Revolving Credit Note.                                                                            14
      2.1.4    Optional Prepayments of Revolving Loan.                                                           14
      2.1.5    Revolving Loan Account.                                                                           15
      2.1.6    Revolving Credit Fee.                                                                             15
Section 2.2       The Letter of Credit Facility.                                                                 15
      2.2.1    Letters of Credit.                                                                                15
      2.2.2    Letter of Credit Fees.                                                                            15
      2.2.3    Terms of Letters of Credit.                                                                       16
      2.2.4    Procedure for Letters of Credit.                                                                  16
      2.2.5    Payments of Letters of Credit.                                                                    16
      2.2.6    Change in Law; Increased Cost.                                                                    18
      2.2.7    General Letter of Credit Provisions.                                                              18
Section 2.3       General Financing Provisions.                                                                  19
      2.3.1    Borrower's Representatives.                                                                       19
      2.3.2    Use of Proceeds of the Loan.                                                                      20
      2.3.3    Computation of Interest and Fees.                                                                 20
      2.3.4    Maximum Interest Rate.                                                                            20
      2.3.5    Payments.                                                                                         20
      2.3.6    Liens; Setoff.                                                                                    21
      2.3.7    Requirements of Law.                                                                              21
      2.3.8    Hedge Transactions.                                                                               22

ARTICLE III THE COLLATERAL                                                                                       22
Section 3.1       Debt and Obligations Secured.                                                                  22
Section 3.2       Grant of Liens.                                                                                22
Section 3.3       Record Searches.                                                                               22
Section 3.4       Costs.                                                                                         23
Section 3.5       Release.                                                                                       23
Section 3.6       Inconsistent Provisions.                                                                       23

ARTICLE IV REPRESENTATIONS AND WARRANTIES                                                                        23
Section 4.1       Representations and Warranties.                                                                23
      4.1.1    Subsidiaries.                                                                                     23
      4.1.2    Existence.                                                                                        23
      4.1.3    Power and Authority.                                                                              24
      4.1.4    Binding Agreements.                                                                               24
      4.1.5    No Conflicts.                                                                                     24
      4.1.6    No Defaults, Violations.                                                                          24
      4.1.7    Compliance with Laws.                                                                             25
      4.1.8    Margin Stock.                                                                                     25
      4.1.9    Investment Company Act; Margin Stock.                                                             25

      4.1.10   Litigation.                                                                                       25
      4.1.11   Financial Condition.                                                                              25
      4.1.12   Full Disclosure.                                                                                  26
      4.1.13   Indebtedness for Borrowed Money.                                                                  26
      4.1.14   Taxes.                                                                                            26
      4.1.15   ERISA.                                                                                            26
      4.1.16   Title to Properties.                                                                              27
      4.1.17   Employee Relations.                                                                               27
      4.1.18   Presence of Hazardous Materials or Hazardous Materials Contamination.                             27
      4.1.19   Perfection and Priority of Collateral.                                                            28
      4.1.20   Business Names and Addresses.                                                                     28
      4.1.21   Accounts.                                                                                         28
Section 4.2       Survival; Updates of Representations and Warranties.                                           28

ARTICLE V CONDITIONS PRECEDENT                                                                                   29
Section 5.1       Conditions to the Initial Advance and Initial Letter of Credit.                                29
      5.1.1    Organizational Documents - Borrower.                                                              29
      5.1.2    Consents, Licenses, Approvals, Etc.                                                               30
      5.1.3    Notes.                                                                                            30
      5.1.4    Financing Documents and Collateral.                                                               30
      5.1.5    Other Financing Documents.                                                                        30
      5.1.6    Other Documents, Etc.                                                                             30
      5.1.7    Payment of Fees.                                                                                  30
      5.1.8    Recordings and Filings.                                                                           30
      5.1.9    Insurance Certificate.                                                                            31
Section 5.2       Conditions to all Extensions of Credit.                                                        31
      5.2.1    Compliance.                                                                                       31
      5.2.2    Default.                                                                                          31
      5.2.3    Representations and Warranties.                                                                   31
      5.2.4    Adverse Change.                                                                                   31
      5.2.5    Legal Matters.                                                                                    31

ARTICLE VI COVENANTS OF THE BORROWER                                                                             32
Section 6.1       Affirmative Covenants.                                                                         32
      6.1.1    Financial Statements.                                                                             32
      6.1.2    Reports to SEC and to Stockholders.                                                               33
      6.1.3    Recordkeeping, Rights of Inspection, Field Examination, Etc.                                      33
      6.1.4    Existence.                                                                                        34
      6.1.5    Compliance with Laws.                                                                             34
      6.1.6    Preservation of Properties.                                                                       34
      6.1.7    Line of Business.                                                                                 35
      6.1.8    Insurance.                                                                                        35
      6.1.9    Taxes.                                                                                            35
      6.1.10   ERISA.                                                                                            35
      6.1.11   Notification of Events of Default and Adverse Developments.                                       36
      1.1.12   Hazardous Materials; Contamination.                                                               37
      6.1.13   Financial Covenants.                                                                              37
      6.1.14   Collection of Receivables.                                                                        38
      6.1.15   Assignments of Receivables.                                                                       38
      6.1.16   Government Accounts.                                                                              38
      6.1.17   Maintenance of the Collateral.                                                                    39
      6.1.18   Defense of Title and Further Assurances.                                                          39
      6.1.19   Use of Premises and Equipment.                                                                    39
      6.1.20   Protection of Collateral.                                                                         39


Section 6.2       Negative Covenants.                                                                            40
      6.2.1    Capital Structure, Merger, Acquisition or Sale of Assets.                                         40
      6.2.2    Subsidiaries.                                                                                     40
      6.2.3    Purchase or Redemption of Securities, Dividend Restrictions.                                      40
      6.2.4    Indebtedness.                                                                                     40
      6.2.5    Investments, Loans and Other Transactions.                                                        41
      6.2.6    Stock of Subsidiaries.                                                                            41
      6.2.7    Subordinated Indebtedness.                                                                        42
      6.2.8    Liens; Confessed Judgment.                                                                        42
      6.2.9    Transactions with Affiliates.                                                                     42
      6.2.10   Other Businesses.                                                                                 42
      6.2.11   ERISA Compliance.                                                                                 43
      6.2.12   Prohibition on Hazardous Materials.                                                               43
      6.2.13   Method of Accounting; Fiscal Year.                                                                43
      6.2.14   Disposition of Collateral.                                                                        43

ARTICLE VII DEFAULT AND RIGHTS AND REMEDIES                                                                      43
Section 7.1       Events of Default.                                                                             43
      7.1.1    Failure to Pay.                                                                                   43
      7.1.2    Breach of Representations and Warranties.                                                         44
      7.1.3    Failure to Comply with Covenants.                                                                 44
      7.1.4    Default Under Other Financing Documents or Obligations.                                           44
      7.1.5    Receiver; Bankruptcy.                                                                             44
      7.1.6    Involuntary Bankruptcy, etc.                                                                      44
      7.1.7    Judgment.                                                                                         45
      7.1.8    Execution; Attachment.                                                                            45
      7.1.9    Default Under Other Borrowings.                                                                   45
      7.1.10   Challenge to Agreements.                                                                          45
      7.1.11   Liquidation, Termination or Dissolution                                                           45
Section 7.2       Remedies.                                                                                      45
      7.2.1    Acceleration.                                                                                     46
      7.2.2    Further Advances.                                                                                 46
      7.2.3    Uniform Commercial Code.                                                                          46
      7.2.4    Specific Rights With Regard to Collateral.                                                        47
      7.2.5    Application of Proceeds.                                                                          48
      7.2.6    Performance by Lender.                                                                            48
      7.2.7    Other Remedies.                                                                                   49

ARTICLE VIII MISCELLANEOUS                                                                                       49
Section 8.1       Notices.                                                                                       49
Section 8.2       Amendments; Waivers.                                                                           50
Section 8.3       Cumulative Remedies.                                                                           50
Section 8.4       Severability.                                                                                  50
Section 8.5       Assignments by Lender.                                                                         51
Section 8.6       Successors and Assigns.                                                                        51
Section 8.7       Continuing Agreements.                                                                         51
Section 8.8       Enforcement Costs.                                                                             51
Section 8.9       Applicable Law; Jurisdiction.                                                                  52
      8.9.1    Applicable Law.                                                                                   52
      8.9.2    Jurisdiction.                                                                                     52
      8.9.3    Appointment of Agent for Service of Process.                                                      52
      8.9.4    Service of Process.                                                                               52
Section 8.10      Duplicate Originals and Counterparts.                                                          53


Section 8.11      Headings.                                                                                      53
Section 8.12      No Agency.                                                                                     53
Section 8.13      Date of Payment.                                                                               53
Section 8.14      Entire Agreement.                                                                              53
Section 8.15      Waiver of Trial by Jury.                                                                       54
Section 8.16      Liability of the Lender.                                                                       54
Section 8.17      Indemnification.                                                                               54


                        FINANCING AND SECURITY AGREEMENT

                                      DATED


                                 APRIL 30, 2001


                                 BY AND BETWEEN


                               PEC SOLUTIONS, INC.


                                       AND


                             BANK OF AMERICA, N. A.